Axogen Reports Preliminary Unaudited Revenue for Fourth Quarter and Full-Year 2022 ALACHUA and TAMPA, FL – January 9, 2023 – Axogen, Inc. (NASDAQ: AXGN), a global leader in developing and marketing innovative surgical solutions for peripheral nerve injuries, today announced preliminary unaudited fourth quarter and full-year 2022 revenue. Preliminary Unaudited Fourth Quarter and Year-End Performance and Business Highlights • Fourth quarter revenue is expected to be approximately $36.1 million, a 16% increase compared to fourth-quarter 2021 excluding the impact of Avive revenue in 2021.* • Full-year 2022 revenue is expected to be approximately $138.5 million, a 12% increase compared to 2021 excluding the impact of Avive revenue in 2021.* • Ended the fourth quarter with 115 direct sales representatives compared to 111 at the end of the third quarter and 115 as of December 31, 2021. • Core Accounts totaled 332, an increase of 1% sequentially, and 18% over an adjusted* prior year level of 282. Revenue from Core Accounts continued to represent approximately 60% of total revenue. • Active Accounts totaled 968, up 2% sequentially, and 3% over an adjusted* prior year level of 941. Revenue from the top 10% of Active Accounts represents approximately 35% of total revenue. • In 2022 we surpassed 75,000 Avance® Nerve Graft implants since launch. • The preliminary unaudited balance of all cash and cash equivalents and investments on December 31, 2022, is anticipated to be approximately $55.0 million, as compared to a balance of $59.4 million on September 30, 2022. The net change includes capital expenditures of approximately $5.3 million related to the construction of the company's new processing facility in Dayton, OH, and approximately $0.9 million net operating cash flow. • On January 5, 2023, we announced the independent publication of comparative nerve gap repair meta-analysis of peer-reviewed studies of allograft, autograft, and conduits including over 1,500 nerve repairs across 35 studies which we believe provides the strongest clinical and economic evidence to-date of the performance of Avance Nerve Graft across all gap lengths and nerve types. “We are pleased with our performance in the quarter, capping off a solid year of execution as hospitals navigate on-going staffing and broader economic challenges,” commented Karen Zaderej, chairman, CEO, and president of Axogen, Inc. “The recently published nerve meta-analysis along with the previous release of RECON top line results continue to demonstrate the strength of our clinical portfolio which we believe is foundational to surgeon adoption and growth. We look forward to 2023 as we transition to our new processing facility in Dayton, OH in the first half of 2023, submit the BLA for Avance Nerve Graft in the second half of the year and we continue to innovate and change the standard of care for patients with nerve injuries."

Updated 2022 Financial Guidance
Management now expects 2022 revenue to be approximately $138.5 million and continues to expect full-year 2022 gross margin above 80%. Management will address the Company's full-year 2023 outlook on its fourth quarter 2022 earnings call on March 14, 2023.

Presentation and investor meetings scheduled this week
Karen Zaderej will present at the JP Morgan 41st Annual Healthcare Conference in San Francisco Thursday, January 12, 2023 at 9:45 a.m. PST (12:45 p.m. EST). The presentation will be webcast live and accessible through the Investors page at www.axogeninc.com.

Members of the Axogen senior management team will also participate in the Solebury Trout Management Access Event January 9-11, 2023 in San Francisco.

The results disclosed in this press release are preliminary and unaudited. The Company expects to report full, audited results for the fourth quarter and year ended December 31, 2022 on March 14, 2023. The company's updated corporate presentation is available through the investors page on www.axogeninc.com.

* The Company voluntarily suspended market availability of Avive® Soft Tissue Membrane on June 1, 2021. Fourth quarter 2021 revenue includes $0.5 million from the reversal of a sales return reserve for Avive recorded in the second quarter of 2021. Avive Soft Tissue Membrane revenue totaled approximately $4.1 million for the full year 2021. See table below for reconciliation of revenue as reported to revenue excluding the impact of Avive. For a reconciliation of adjusted Core and Active Account numbers, please see our Corporate Presentation on the investors page on www.axogeninc.com.

	For the three months ended			For the full year ended		
Estimated Revenue	2022	2021	growth	2022	2021	growth
As reported	$36.1	$31.5	14%	$138.5	$127.3	9%
Avive	$0.0	$0.5		$0.0	$4.1	
Excluding Avive	$36.1	$31.0	16%	$138.5	$123.2	12%

About Axogen

Axogen (AXGN) is the leading company focused specifically on the science, development, and commercialization of technologies for peripheral nerve regeneration and repair. Axogen employees are passionate about helping to restore peripheral nerve function and quality of life to patients with physical damage or transection to peripheral nerves by providing innovative, clinically proven, and economically effective repair solutions for surgeons and health care providers. Peripheral nerves provide the pathways for both motor and sensory signals throughout the body. Every day, people suffer traumatic injuries or undergo surgical procedures that impact the function of their peripheral nerves. Physical damage to a peripheral nerve, or the inability to properly reconnect peripheral nerves, can result in the loss of muscle or organ function, the loss of sensory feeling, or the initiation of pain. Axogen's platform for peripheral nerve repair features a comprehensive portfolio of products, including Avance® Nerve Graft, a biologically active off-the-shelf processed human nerve allograft for bridging severed peripheral nerves without the comorbidities associated with a second surgical site; Axoguard Nerve Connector®, a porcine submucosa extracellular matrix (ECM) coaptation aid for tensionless repair of severed peripheral nerves; Axoguard Nerve Protector®, a porcine submucosa ECM product used to wrap and protect damaged peripheral nerves and reinforce the nerve reconstruction while preventing soft tissue attachments; and Axoguard Nerve Cap®, a porcine submucosa ECM product used to protect a peripheral nerve end and separate the nerve from the surrounding environment to reduce the development of symptomatic or painful neuroma. The Axogen portfolio of products is available in the United States, Canada, Germany, the United Kingdom, Spain, South Korea, and several other countries. Cautionary Statements Concerning Forward-Looking Statements This press release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or predictions of future conditions, events, or results based on various assumptions and management's estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “continue,” “may,” “should,” “will,” “goals,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include (1) our preliminary, unaudited fourth quarter and full year 2022 financial results, (2) timing of our transitioning to our new processing facility in Dayton, OH in the first half of 2023, and (3) timing of our submission of our BLA for Avance Nerve Graft in the second half of the year. Actual results or events could differ materially from those described in any forward-looking statements as a result of various factors, including, without limitation, statements related to the impact of COVID-19 on our business, including but not limited to global supply chain issues, hospital staffing challenges and its impact on our business, recessionary pressures, inflation, interest rate increases, market awareness and adoption of our products, anticipated capital requirements, including the potential of future financings, data validation, expected clinical study enrollment, timing and outcomes, our visibility at and sponsorship of conferences and our educational events, regulatory process and approvals, legislative, regulatory, political, geopolitical, and economic developments, as well as those risk factors described under Part I, Item 1A., “Risk Factors,” of our Annual Report on Form 10-K for the most recently ended fiscal year. Forward-looking statements are not a guarantee of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made and, except as required by applicable law, we assume no responsibility to publicly update or revise any forward-looking statements. Contact: Axogen, Inc. Ed Joyce, Director, Investor Relations ejoyce@axogeninc.com